UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2026

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

13355 Noel Road
Dallas, Texas 75240	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 788-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2026 (the “Amendment Effective Date”), AECOM entered into that certain Amendment No. 16 to Syndicated Facility Agreement (the “Amendment”), by and among AECOM, as borrower, certain subsidiaries of AECOM, as guarantors, the lenders party thereto (the “Lenders”) and Bank of America, N.A. (the “Administrative Agent”) as administrative agent, swing line lender and an L/C issuer, amending that certain Syndicated Facility Agreement, dated as of October 17, 2014, by and among AECOM, the other borrowers (together with AECOM, the “Borrowers”) and guarantors from time to time party thereto, the lenders from time to time party thereto, and the Administrative Agent (as amended, restated, extended, supplemented or otherwise modified prior to the Amendment Effective Date, the “Existing Credit Agreement” and as amended by the Amendment, the “Credit Agreement”).

Pursuant to the Amendment, AECOM obtained a new $1.5 billion revolving credit facility (such revolving credit facility, the “Revolving Credit Facility”), a new term loan “A” facility in an aggregate principal amount of $950 million (the “Term Loan A Facility”) and a new term loan “B” facility in an aggregate principal amount of $500 million (the “Term Loan B Facility” and together with the Revolving Credit Facility and the Term Loan A Facility, the “Amended Facilities”). The Revolving Credit Facility and the Term Loan A Facility mature on March 10, 2031, which represents a two-year extension of the maturity date applicable to such facilities under the Existing Credit Agreement. The Term Loan B Facility matures on April 19, 2031, which is unchanged from the Existing Credit Agreement. The Term Loan A Facility and Term Loan B Facility were borrowed in full on the Amendment Effective Date in U.S. dollars. Loans under the Revolving Credit Facility may be borrowed, and letters of credit thereunder may be issued, in U.S. dollars or in certain foreign currencies. The Amended Facilities replace in full the existing revolving credit facility and the term loan facilities under the Existing Credit Agreement, and borrowings under the Amended Facilities were used on the Amendment Effective Date to refinance in full the credit facilities under the Existing Credit Agreement.

The Credit Agreement contains customary negative covenants that include, among other things, limitations or restrictions on the ability of AECOM and its subsidiaries, subject to certain exceptions, to incur liens and debt, make investments, dispositions, and restricted payments, change the nature of their businesses, consummate mergers, consolidations and the sale of all or substantially all of their respective assets and transact with affiliates. AECOM is also required to maintain a consolidated leverage ratio of less than or equal to 4.00 to 1.00 (subject to certain adjustments in connection with permitted acquisitions), tested on a quarterly basis. The Credit Agreement contains customary affirmative covenants, including, among other things, compliance with applicable law, preservation of existence, maintenance of properties and of insurance, and keeping proper books and records. The Credit Agreement contains customary events of default, including, among other things, nonpayment of principal, interest or fees, cross-defaults to other debt, inaccuracies of representations and warranties, failure to perform covenants, events of bankruptcy and insolvency, change of control and unsatisfied judgments, subject in certain cases to notice and cure periods and other exceptions. Upon the occurrence of an event of default, among other things, all outstanding loans under the Amended Facilities may be accelerated and collateral remedies may be exercised.

Borrowings under (a) the Revolving Credit Facility (in U.S. dollars) and the Term Loan A Facility will bear interest at a rate per annum equal to, at AECOM’s option, (i) a SOFR rate (with a 0% floor) plus a margin ranging from 1.125% to 2% or (ii) a base rate (with a 0% floor) plus a margin ranging from 0.125% to 1%, in each case, with the actual margin determined from time to time on the basis of AECOM’s consolidated leverage ratio; and (b) the Revolving Credit Facility in currencies other than U.S. dollars will bear interest at a rate per annum equal to the applicable reference rate for such currency (including any related adjustments), plus the same margin applicable to SOFR rate loans. An unused commitment fee ranging from 0.15% to 0.30% (with the actual fee amount determined from time to time on the basis of AECOM’s consolidated leverage ratio) is payable on the average daily undrawn portion of the commitments in respect of the Revolving Credit Facility. Depending on AECOM’s achievement of certain pre-set thresholds relating to its CO2 emissions, the applicable margin under the Revolving Credit Facility and the Term Loan A Facility is subject to a positive or negative adjustment by up to 0.025%, and the unused commitment fee applicable to the Revolving Credit Facility is subject to a positive or negative adjustment by up to 0.005%.

Borrowings under the Term Loan B Facility will bear interest at a rate per annum equal to, at AECOM’s option, (a) a SOFR rate (with a 0% floor) or (b) a base rate (with a 0% floor), in each case, plus an applicable margin of 1.50% in the case of the SOFR rate and 0.50% in the case of the base rate. Such applicable margin represents a 0.25% reduction from that applicable under the Existing Credit Agreement.

Certain subsidiaries of AECOM (the “Guarantors”) have guaranteed the obligations of AECOM under the Credit Agreement, and the obligations under the Credit Agreement are secured by a lien on substantially all of the assets of AECOM and the Guarantors, subject to certain exceptions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 16 to Syndicated Facility Agreement, dated as of March 10, 2026, by and among AECOM, the other Borrowers and Guarantors party thereto, the Lenders party thereto and Bank of America, N.A. as Administrative Agent, Swing Line Lender and an L/C Issuer
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: March 10, 2026	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer